FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2010

TELEPHONE AND DATA SYSTEMS, INC.

(Exact name of registrant as specified in their charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (312) 630-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Telephone and Data Systems, Inc. (“TDS”) is filing this Form 8-K to revise financial statements and other financial information previously included in its Annual Report on Form 10-K for the year ended December 31, 2009, filed on February 26, 2010, and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010, filed on May 10, 2010.

During 2010, TDS discovered errors which resulted in the overstatement of service revenues and understatement of sales tax liabilities for 2009, 2008 and 2007, and the three months ended March 31, 2010.  In addition to these errors, TDS identified other immaterial errors that impacted 2009, 2008 and 2007.  In accordance with SEC Staff Accounting Bulletin Nos. 99 and 108 (“SAB 99 and SAB 108”), TDS evaluated these errors and determined that they were immaterial to each of the reporting periods affected and, therefore, amendment of previously filed reports was not required. However, if the adjustments to correct the cumulative errors had been recorded in the first or second quarters of 2010, TDS believes the impact would have been significant to those respective periods and would impact comparisons to prior periods.  As permitted by SAB 108, TDS is filing this Form 8-K to revise its Consolidated Statement of Operations, Statement of Changes in Equity, Statement of Cash Flows and Statement of Comprehensive Income for the years ended December 31, 2009, 2008 and 2007, and the quarters ended March 31, 2010 and 2009, and the Consolidated Balance Sheet as of December 31, 2009 and 2008 and March 31, 2010 for these immaterial amounts. The Consolidated Statement of Changes in Equity at December 31, 2006 was revised to reflect the cumulative effect of these adjustments which resulted in a decrease to Retained earnings of $2.2 million.  TDS has recorded corresponding adjustments, as appropriate, to its other affected prior period consolidated financial statements. Such financial statements are included as exhibits hereto (See Note 22 to Exhibit 99.2 and Note 2 to Exhibit 99.4 for additional information regarding the impact of these revisions on selected consolidated financial data).

Except as included in this filing, TDS has not updated or enhanced any other disclosures presented in its 2009 Form 10-K and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010. All other information is presented as of the original filing date and has not been updated in this Form 8-K. Without limitation of the foregoing, this Form 8-K does not purport to update the Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the aforementioned Form 10-K and Form 10-Q with respect to any uncertainties, transactions, risks, events or trends occurring, or known to management. More current information is included in TDS’ other filings with the Securities and Exchange Commission. This Form 8-K should be read in conjunction with the aforementioned Form 10-K and Form 10-Q, and TDS’ other filings. Other filings may contain important information regarding uncertainties, trends, risks, events, transactions, developments and updates to certain expectations of TDS that may have been reported since the filing of the Form 10-K.

Item 9.01.  Financial Statements and Exhibits

(d)         Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date:	August 5, 2010

By:	/s/ Douglas D. Shuma
Douglas D. Shuma
Senior Vice President and Corporate Controller

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description
23.1	Consent of Independent Registered Public Accounting Firm— PricewaterhouseCoopers LLP

99.1

Revised Ratio of Earnings to Fixed Charges for the years ended December 31, 2009, 2008, 2007, 2006 and 2005 previously included as Exhibit 12 to TDS’ Annual Report on Form 10-K for the year ended December 31, 2009

99.2	Revised financial information previously included as Exhibit 13 to TDS’ Annual Report on Form 10-K for the year ended December 31, 2009

99.3

Report of Independent Registered Public Accounting Firm on Financial Statement Schedule — PricewaterhouseCoopers LLP and Updated Schedule II — Valuation and Qualifying Accounts previously included as Item 15 to TDS’ Annual Report on Form 10-K for the year ended December 31, 2009

99.4	Revised financial information previously included in the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010

99.5

Revised Ratio of Earnings to Fixed Charges for the three months ended March 31, 2010 and 2009 previously included as Exhibit 12 to TDS’ Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010